                                                                    EXHIBIT 99.1


IdeaMall Reports Increased Consolidated First Quarter Net Income of $1.2 Million
                or $0.12 Per Share, Up $8.7 Million From Q1 2000

                          Reports $3.6 Million EBITDA

Highlights:

 . Record Core business first quarter net income of $1.7 million or $0.16 per share, a sevenfold increase from last year's Q1 Core business earnings of $0.02 million or $0.02 per share.

 . Consolidated first quarter net income of $1.2 million, or $0.12 per share, an $8.7 million, or $0.84 per share improvement from Q1 2000's loss of $7.5 million.

 . Cash flow from operations $13.8 million; Credit facility balance of $0 at quarter end.

 .  Consolidated EBITDA $3.6 million.

Torrance, California   --  April 17, 2001  --  IdeaMall, Inc. (Nasdaq:MALL),
which is changing its name to PC Mall, Inc. ("PC Mall/IdeaMall"), today reported consolidated net income for the quarter ended March 31, 2001 of $1.2 million or $0.12 per share, an $8.7 million or $0.84 per share improvement from the net loss of $7.5 million for the comparable quarter a year earlier. PC Mall/IdeaMall's Core business earnings for the quarter rose 741 percent to a first quarter record of $1.7 million, or $0.16 per share from 2000's first quarter earnings of $0.2 million, or $0.02 per share.

     Frank Khulusi, Chairman, President and CEO of PC Mall/IdeaMall, said, "Our Core business has delivered increased year-over-year earnings and strong cash flow from operations for the past three quarters. We are very proud of these accomplishments especially given the challenging economic environment." Khulusi continued, "Our sales were sequentially the same as Q4 2000 while our outbound sales increased sequentially. This suggests that our outbound strategy is working by capturing market share."

     Consolidated sales for the quarter were $198 million, sequentially the same as Q4 2000. Outbound business-to-business and eCOST.com sales increased from Q4 2000 but were offset by a seasonal drop in consumer sales. Compared with the same quarter last year, consolidated sales declined 16 percent from $237 million primarily due to a 46 percent decline in eCOST.com sales and an 18 percent decline in consumer sales due to the Company's shift in focus to outbound business sales and profitability. However, the impact on results from the decline in sales was more than offset by a 14 percent increase in gross margin and a 34 percent decline in SG&A spending.

     Core business sales for the quarter were $174 million, nearly the same as Q4 2000, a historically strong consumer buying season. This compares with Q1 2000 Core business sales of $194 million.

     The Company's improved earnings for its Core business reflects the successful execution of its strategy to increase business sales and control overhead spending. During the quarter, the Company continued to hire and train outbound account executives and enhance its sales support capabilities to expand business sales. These new capabilities include technical licensing and network specialists supporting account executives, as well as significant enhancement of its Client Access Pages ("CAP"), web pages providing customized features for business customers. These enhancements contributed to a 167 percent increase in licensing sales and 58 percent increase in networking sales for Q1 2001 compared with Q1 2000. Licensing and network product sales for the quarter increased sequentially as well, up 12 percent and 42 percent, respectively from Q4 2000. SG&A for the Core business declined 21 percent from Q1 2000. Core business gross profit margin for the quarter was 11.4 percent of sales, unchanged from last year.

     PC Mall/IdeaMall's eCOST.com subsidiary continued to produce significant improvement in profitability. eCOST.com was cash flow positive for the quarter and reduced its quarterly loss to $0.2 million, a $0.2 million or 50 percent improvement over Q4 2000's loss of $0.4 million. Sales for the quarter rose nine percent to $23 million from $21 million in Q4. Compared with last year's first quarter, eCOST.com reduced its loss by $6.1 million on a 46 percent or $20 million sales decline from $42 million reported for Q1 2000. Most of the earnings improvement from the same quarter a year ago resulted from a fourfold increase in margin percentage and a 72 percent reduction of SG&A spending. Compared with Q4

2000, eCOST results for Q1 2001 improved from an 11 percent increase in gross profit and a four percent decline in SG&A.

     eLinux, PC Mall/IdeaMall's outbound sales unit focused on Linux-based solutions, produced sales and results for the quarter similar to those of Q4 2000 but substantially better than Q1 of 2000. Sales for Q1 2001 were $1.9 million and results for the quarter were a loss of $0.3 million. This compares with sales of $0.5 million and a loss of $0.8 million in Q1 of 2000.

     PC Mall/IdeaMall's cash position continued to strengthen during the quarter. EBITDA for the quarter was $3.6 million, a $9 million improvement over last year's Q1. Cash flow from operations for the quarter was $13.8 million, the third consecutive quarter of positive cash flow from operations. The Company has generated $21.4 million of cash from operations over the last three quarters. Cash flow from operations for Q1 2001 was favorably impacted by a reduction in accounts receivable and inventory. Cash generated from operations was used to pay off $17.3 million of borrowings on the Company's credit facility. Cash at the end of the quarter was $10.4 million and no borrowings were outstanding on the Company's credit facility.

     During the quarter, the Company secured a new $75 million three year asset based revolving credit facility with Congress Financial Corporation, a unit of First Union Corporation (NYSE: FTU - news). The new facility is a significant enhancement over the Company's previous financing arrangement which was for $40 million on a non-committed basis. Other enhancements include superior advance rates on accounts receivable and inventory, as well as a reduction of financial covenants to one that is more flexible than the four previously in place.


About PC Mall/IdeaMall

     PC Mall/IdeaMall's Core business, consisting primarily of the PC Mall and MacMall brands, is a rapid response supplier of technology solutions for business, government and educational institutions as well as consumers. More than 100,000 different products from companies such as Compaq, Microsoft, Apple, IBM and Hewlett-Packard are marketed to business customers using relationship based outbound telemarketing, catalogs and the Internet (http://www.pcmall.com, http://www.macmall.com). Customer orders are rapidly filled by the Company's distribution center strategically located near FedEx's main hub or by PC Mall/IdeaMall's extensive network of distributors, one of the largest networks in the IT industry.

     PC Mall/IdeaMall also operates two startup wholly-owned subsidiaries: eLinux (http://www.eLinux.com) and eCOST.com (http://www.ecost.com). eLinux is similar to PC Mall/IdeaMall's Core business, but with a focus on Linux-based solutions. eCOST.com is primarily a web-based multi-category supplier of high technology products.

     Except for historical information, all of the statements, expectations and assumptions contained in the foregoing are forward-looking statements. The realization of any or all of these expectations is subject to a number of risks and uncertainties and it is possible that the assumptions made by management may not materialize causing actual results to differ materially from the forward looking statements. In that regard, there can be no assurance that the transition in the Company's business strategy to an increasingly Outbound sales model will be successful, that productivity can be increased, that profitability can be optimized or that PC Mall/IdeaMall will be profitable in the second quarter of 2001 or for the 2001 fiscal year. There can be no assurance that the focus on eCOST.com's and eLinux's profitability will succeed or result in bottom line improvements, or that eLinux's sales and business models prove successful, or that eCOST.com and eLinux will continue to make progress towards achieving profitability. There also can be no assurance that the growth in Outbound sales will continue or that cost reductions, EBITDA or profitability for the Company's Core business will continue or improve. In addition to the factors set forth above, other important factors that could cause actual results to differ materially from our expectations include: competition from companies either currently in the market or entering the market; competition from other catalog and retail store resellers and price pressures related thereto; uncertainties surrounding the supply of and demand for products manufactured by and compatible with Linux or Apple Computer; our reliance on Apple Computer, IBM, Hewlett-Packard, Compaq and other vendors; and risks due to shifts in market demand and/or price erosion of owned inventory. This list of risk factors is not intended to
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be exhaustive. Reference should also be made to the risk factors set forth from time to time in the Company's SEC reports, including but not limited to those set forth in the section entitled "Certain Factors Affecting Future Results" in its Annual Report on Form 10-K for 2000.

      Note to Editors: Linux is a registered trademark of Linus Torvalds.
                                      ###

                          -Financial Tables to Follow-

                                 IDEAMALL, INC.

                      CONSOLIDATED STATEMENT OF OPERATIONS
                (unaudited, in thousands except per share data)

                                                      For the three months
                                                          ended March 31,
                                                     ----------------------
                                                       2001          2000
                                                     --------      --------
Net sales                                            $198,351      $237,137

Cost of goods sold                                    176,428       214,240
                                                     --------      --------

Gross profit                                           21,923        22,897

Selling, general and administrative expenses           19,763        29,868
                                                     --------      --------

Income (loss) from operations                           2,160        (6,971)

Interest income (expense), net                           (204)           35
                                                     --------      --------

Income (loss) before income taxes                       1,956        (6,936)

Income tax provision                                      724             -
                                                     --------      --------

Income (loss) before effect of cumulative change in
  accounting principle                                  1,232        (6,936)

Effect of cumulative change in accounting principle         -          (536)
                                                     --------      --------

Net income (loss)                                    $  1,232      $ (7,472)
                                                     ========      ========

Earnings (loss) per share
  Continuing operations                              $   0.12      $  (0.67)
  Cumulative change in accounting principle                 -         (0.05)
                                                     --------      --------
                                                     $   0.12      $  (0.72)
                                                     ========      ========

Diluted earnings (loss) per share
  Continuing operations                              $   0.12      $  (0.67)
  Cumulative change in accounting principle                 -         (0.05)
                                                     --------      --------
                                                     $   0.12      $  (0.72)
                                                     ========      ========

Basic weighted average number of
  shares outstanding                                   10,434        10,407
                                                     ========      ========

Diluted weighted average number of
  shares outstanding                                   10,436        10,407
                                                     ========      ========

                                 IDEAMALL, INC.

                           CONSOLIDATED BALANCE SHEET
                           --------------------------
                       (in thousands, except share data)

                                                                 March 31, 2001
                                                                   (unaudited)     December 31, 2000
                                                                 ---------------   ------------------
                               Assets
Current assets:
Cash and cash equivalents                                              $ 10,405             $ 12,195
Accounts receivable, net of allowance for doubtful accounts              47,583               54,970
Inventories                                                              34,611               35,838
Prepaid expenses and other current assets                                 2,454                2,489
Deferred income taxes                                                     1,324                2,047
                                                                       --------             --------

  Total current assets                                                   96,377              107,539

Property, plant and equipment, net                                       13,623               14,928
Goodwill, net                                                            11,186               11,316
Deferred income taxes                                                     3,738                3,738
Other assets                                                                 45                   45
                                                                       --------             --------
                                                                       $124,969             $137,566
                                                                       ========             ========

                  Liabilities and Stockholders' Equity
Current  liabilities:
Accounts payable                                                       $ 62,469             $ 59,294
Accrued expenses and other current liabilities                           12,275               12,963
Deferred revenue                                                          6,493                7,204
Line of credit                                                                -               17,315
Capital leases - current portion                                            539                  573
Notes payable - current portion                                           1,000                    6
                                                                       --------             --------
  Total current liabilities                                              82,776               97,355

Capital leases                                                              453                  562
Notes payable                                                             1,000                  141
                                                                       --------             --------
  Total liabilities                                                      84,229               98,058
                                                                       --------             --------

Stockholders' equity:
Preferred stock, $.001 par value; 5,000,000 shares
 authorized; none issued and outstanding                                      -                    -
Common stock, $.001 par value; 15,000,000 shares
 authorized; 10,433,866 and 10,433,866 shares issued                         11                   11
Additional paid-in capital                                               74,403               74,403
Treasury stock, at cost: 15,000 shares                                      (91)                 (91)
Retained earnings (accumulated deficit)                                 (33,583)             (34,815)
                                                                       --------             --------
  Total stockholders' equity                                             40,740               39,508
                                                                       --------             --------
                                                                       $124,969             $137,566
                                                                       ========             ========